Exhibit 99.2

INOVIO Announces Pricing of Public Offering of Common Stock

PLYMOUTH MEETING, Pa., January 20, 2021 (Globe Newswire) — INOVIO Pharmaceuticals, Inc. (Nasdaq: INO), a biotechnology company focused on bringing to market precisely designed DNA medicines to treat and protect people from infectious diseases, including COVID-19, cancer and HPV-associated diseases, today announced the pricing of an underwritten public offering of 17,700,000 shares of its common stock at a public offering price of $8.50 per share. In addition, INOVIO has granted the underwriters a 30-day option to purchase up to an additional 2,655,000 shares of common stock at the public offering price, less underwriting discounts and commissions. Gross proceeds to INOVIO from the offering are expected to be approximately $150.5 million, before deducting underwriting discounts and commissions and estimated offering expenses, but excluding any exercise of the underwriters’ option. All of the shares are being sold by INOVIO.

INOVIO intends to use the net proceeds from this offering for the development of its clinical pipeline, including clinical development expenses relating to INO-4800 and research and development expenses, and for general corporate purposes, including working capital and general and administrative expenses.

BofA Securities, Jefferies and Cantor are acting as joint book-running managers for the offering. Oppenheimer & Co. is acting as lead manager for the offering. The Benchmark Company, Maxim Group LLC and National Securities Corporation are acting as co-managers for the offering. The offering is expected to close on or about January 25, 2021, subject to customary closing conditions.

The shares were offered by INOVIO pursuant to a shelf registration statement filed by INOVIO with the Securities and Exchange Commission (SEC) that became automatically effective on January 20, 2021. This offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting: BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255, or by email at dg.prospectus_requests@bofa.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com; or Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 6th floor, New York, NY 10022; Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About INOVIO

INOVIO is a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat and protect people from infectious diseases, cancer, and diseases associated with HPV. INOVIO is the first and only company to have clinically demonstrated that a DNA medicine can be delivered directly into cells in the body via a proprietary smart device to produce a robust and tolerable immune response. Specifically, INOVIO’s lead candidate VGX-3100, currently in Phase 3 trials for precancerous cervical dysplasia, destroyed and cleared high-risk HPV 16 and 18 in a Phase 2b clinical trial. Also in development are programs targeting HPV-related cancers and a rare HPV-related disease, recurrent respiratory papillomatosis; non-HPV-related cancers glioblastoma multiforme and prostate cancer; as well as externally funded infectious disease DNA vaccine development programs in coronaviruses associated with COVID-19 and MERS diseases, Zika, Lassa fever, Ebola and HIV.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding anticipated gross proceeds, anticipated closing date and the intended use of proceeds generated from the offering. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in INOVIO’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020, INOVIO’s Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 9, 2020, and other filings that INOVIO makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and INOVIO undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

CONTACTS:

Media: Jeff Richardson, 267-440-4211, jrichardson@inovio.com

Investors: Ben Matone, 484-362-0076, ben.matone@inovio.com